AMENDMENT NO. 22 TO MANAGEMENT AGREEMENT


         This Amendment No. 22 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1,
2005, April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005,
December 1, 2005, December 19, 2005, January 1, 2006, and May 1, 2006, October 1, 2006 and November 1, 2006 (the "Agreement"), by and between Met Investors Series Trust (the "Trust") and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2006.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolio listed below to the following:




                         Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Met/AIM Small Cap Growth Portfolio                           0.88% of the first $500 million of such assets, plus
                                                             0.83% of such assets over $500 million
------------------------------------------------------------ ---------------------------------------------------------


2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2006.

                           MET INVESTORS SERIES TRUST



                           By:_______________________
                              Name:
                              Title:


                           MET INVESTORS ADVISORY LLC



                           By:_______________________
                              Name:
                              Title: